EXHIBIT 10.2(a)

                          EXTENSION OF OPTION AGREEMENT

This Agreement, executed on the day below written, is by and between Futura Pictures (hereinafter "Producer"), and Frank Gillman (hereinafter "Writer") with respect to the unpublished literary work tentatively entitled "Life.dot.com" (which, together with themes, characters, contents, alternate titles, and other versions thereof, is hereinafter called the "Property"), as follows.

1. CONSIDERATION AND TERM: In consideration of the sum of Five Dollars ($5.00), receipt of which Writer hereby acknowledges, Writer grants to Producer a one-year extension of the exclusive and irrevocable option to purchase all motion picture, television, and allied rights in the Property ("Option"), such option period commencing on the date hereof ("Commencement Date," which shall be the date both parties signed or the later of the two dates, if different) and continuing for twelve (12) months ("Term").

2. EXTENSION: Producer retains the right, but not the obligation, to purchase from the Writer one additional twelve-month extension of the Exclusive Option, by payment of an additional Five Dollars ($5.00) no later than 30 days prior to the expiration of the extended option period.

3. ORIGINAL OPTION: In all other respects, the original Option Agreement, including all terms and conditions, is hereby extended.


AGREED AND ACCEPTED:

FUTURA PICTURES                             DATE: December 6, 2005



/S/ BUDDY YOUNG
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By: BUDDY YOUNG


WRITER                                      DATE: December 6, 2005



/S/ FRANK GILLMAN
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By: FRANK GILLMAN